UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2008

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-150885	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 9, 2008, NCO Group, Inc. (the “Company”) accepted subscriptions from certain existing stockholders of the Company to purchase a total of 40,745.78 shares of its Series B-1 19% PIK Preferred Stock, par value $0.01 per share and 1,369.36 shares of its Series B-2 19% Preferred Stock, par value $0.01 per share (collectively, the “Series B Preferred Stock”), each at a per share price of $237.50, for aggregate proceeds of $10 million. Purchasers of the Series B Preferred Stock entered into a Subscription Agreement with the Company, a copy of the form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company intends to use the net proceeds from the sale of the Series B Preferred Stock for general corporate purposes. No underwriters were used in the sale of the Series B Preferred Stock.

The shares of Series B Preferred Stock were sold in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), by virtue of Section 4(2) of the 1933 Act and Regulation D promulgated thereunder. Each of the investors represented in the Subscription Agreement, among other things, that the investor was acquiring the shares of Series B Preferred Stock for investment for the investor’s account and that the investor was an “accredited investor” within the meaning of Regulation D. There were no underwriting discounts or commissions paid in connection with the sale.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2008, the Company filed with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation of NCO Group, Inc. (the “Second Amendment”). The Second Amendment was approved by the Company’s Board of Directors and stockholders and was effective upon filing.

The Second Amendment increased the number of shares of preferred stock, par value $0.01 per share (“Preferred Stock”), from 6,500,000 shares to 7,500,000 shares and designated 800,000 shares of Preferred Stock as Series B-1 19% PIK Preferred Stock, and 200,000 shares of Preferred Stock as Series B-2 19% Preferred Stock. The Second Amendment established the terms of the Series B Preferred Stock. A copy of the Second Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of NCO Group, Inc.

99.1	Form of Stock Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date:	December 12, 2008	By:	/s/ John R. Schwab
		Name:	John R. Schwab
		Title:	Executive Vice President, Finance and
Chief Financial Officer

Exhibit Index

No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of NCO Group, Inc.

99.1	Form of Stock Subscription Agreement

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